Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Optio Software, Inc. (the “Company”) Annual Report on Form 10-K for the period ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Caroline Bembry, Chief Financial Officer (principal financial and accounting officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 21, 2004	By:	/s/ Caroline Bembry
Caroline Bembry
Chief Financial Officer